Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

September 28, 2018

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, Texas 77079

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by McDermott International, Inc., a Panamanian corporation (“McDermott”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by McDermott from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include: (a) McDermott’s unsecured senior debt securities (the “Senior Debt Securities”); (b) McDermott’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of common stock, par value $1.00 per share, of McDermott (“Common Stock”); (d) shares of preferred stock, par value $1.00 per share, of McDermott (“Preferred Stock”); (e) warrants to purchase other Securities (“Warrants”); (f) stock purchase contracts of McDermott (“Stock Purchase Contracts”); and (g) stock purchase units of McDermott, consisting of (1) a Stock Purchase Contract and (2) a beneficial interest in Senior Debt Securities, Subordinated Debt Securities or debt obligations of third parties securing the holder’s obligation to purchase Common Stock under Stock Purchase Contracts (“Stock Purchase Units”). The Debt Securities, Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.” At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of McDermott’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws, each as amended to date (the “Charter Documents”), the form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by McDermott and the trustee thereunder (the “Senior Debt Indenture”) pursuant to which Senior Debt Securities may be issued, the form of Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by McDermott and the trustee thereunder (the “Subordinated Debt Indenture”) pursuant to which Subordinated Debt Securities may be issued and corporate records of McDermott, including minute books as furnished to us by you, certificates of public officials and of representatives of McDermott, statutes and other instruments and

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documents as a basis for the opinions hereinafter expressed. In giving the opinions set forth herein, we have relied, to the extent we deemed appropriate, with respect to factual matters, upon certificates, statements or other representations of officers or other representatives of McDermott and of public officials, and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In connection with the opinions set forth herein, we have assumed that:

(a) McDermott is a corporation duly incorporated and validly existing in good standing;

(b) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(d) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(e) the Board of Directors of McDermott or, to the extent permitted by the applicable laws of the Republic of Panama and the Charter Documents of McDermott, a duly constituted and acting committee thereof (such Board of Directors of McDermott or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered by McDermott will have been duly authorized and validly executed and delivered by McDermott and the other parties thereto (a “Purchase Agreement”);

(g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities offered by McDermott will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(h) all Securities, and any certificates in respect thereof, will be delivered in accordance with either (1) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (2) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

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(i) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of McDermott, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to McDermott or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to McDermott for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

(j) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Public Registry Office of the Republic of Panama;

(k) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by McDermott and the warrant agent thereunder appointed by McDermott; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

(l) in the case of any series of Debt Securities issuable under an Indenture:

•

the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•	the Indenture under which such Debt Securities will be issued will be qualified under the Trust Indenture Act of 1939, as amended; and

•

forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(m) in the case of Stock Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Stock Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; and neither such Stock Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and

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(n) in the case of Stock Purchase Units, the Board will have taken all necessary corporate action to establish the terms of such Stock Purchase Units and the terms of the Securities, if any, such Stock Purchase Units include; the action with respect to the Stock Purchase Contracts included in such Stock Purchase Units referred to in paragraph (m) above will have been taken; if such Stock Purchase Units include securities other than Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and no agreement or other instrument establishing such Stock Purchase Units or defining the rights of the holders of such Stock Purchase Units will contain any provision that is unenforceable.

On the basis of and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Warrants, Debt Securities, Stock Purchase Contracts and Stock Purchase Units included in the Securities will, when issued, constitute legal, valid and binding obligations of McDermott, enforceable against McDermott in accordance with their respective terms, except as that enforcement is subject to (1) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (3) any implied covenants of good faith and fair dealing.

We limit the opinions we express above in all respects to matters of the contract law of the State of New York as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose written consent Section 7 of the Act requires to be filed.

Very truly yours,

/s/ BAKER BOTTS L.L.P.